Exhibit 10.4

PLACEMENT AGENCY AGREEMENT

May 24, 2024

Bionano Genomics, Inc.
9540 Towne Centre Drive
Suite 100
San Diego, California 92121

Ladies and Gentlemen:

This agreement (the “Agreement”) constitutes the agreement between Canaccord Genuity LLC (the “Placement Agent”) and Bionano Genomics, Inc., a Delaware corporation (the “Company”), pursuant to which the Placement Agent shall serve as the exclusive placement agent for the Company, on a “reasonable best efforts” basis, in connection with the proposed placement (the “Placement” or the “Financing”) of shares of common stock (the “Shares”) of the Company and Senior Secured Convertible Debentures (the “Debentures” and together with the Shares, the “Securities”) of the Company. The terms of the Placement and the Securities shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein constitutes that the Placement Agent would have the power or authority to bind the Company or any Purchaser or an obligation for the Company to issue any Securities or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement, including but not limited to the Purchase Agreement (as defined below), shall be collectively referred to herein as the “Transaction Documents.” The date of the closing of the Placement shall be referred to herein as the “Closing Date.” The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a reasonable best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of the Placement Agent with respect to securing any other financing on behalf of the Company. The sale of the Securities to any Purchaser will be evidenced by a securities purchase agreement (the “Purchase Agreement”) between the Company and such Purchaser in a form reasonably acceptable to the Company and the Placement Agent. Capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement. Prior to the signing of any Purchase Agreement, officers of the Company will be available to answer inquiries from prospective Purchasers.

SECTION 1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY; COVENANTS OF THE COMPANY.

A.        Representations and Warranties of the Company. Each of the representations and warranties (together with any related disclosure schedules thereto) and covenants made by the Company to the Purchasers in the Purchase Agreement in connection with the Placement is hereby incorporated herein by reference into this Agreement (as though fully restated herein) and is, as of the date of this Agreement and as of the Closing Date, hereby made to, and in favor of, the Placement Agent. In addition to the foregoing, the Company represents and warrants that:

1.         The Company acknowledges and agrees that in rendering its services hereunder, the Placement Agent will be using and relying upon, without any independent investigation or verification thereof, all information that is or will be furnished to the Placement Agent by or on behalf of the Company and on publicly available information, and the Placement Agent will not in any respect be responsible for the accuracy or completeness of any of the foregoing kinds of information, and that the Placement Agent will not undertake to make an independent appraisal of any of the assets of the Company.  The Company understands that in rendering services hereunder the Placement Agent does not provide accounting, legal or tax advice and will rely upon the advice of counsel to the Company and other advisors to the Company as to accounting, legal, tax and other matters relating to the Financing or any other transaction contemplated by this Agreement.

2.          The Company has prepared an investor presentation relating to the offering of the Securities (the “Offering Presentation”). The Offering Presentation, together with any amendments or supplements thereto, documents incorporated therein by reference and any other information provided by the Company in due diligence or otherwise, is hereinafter referred to as the “Offering Materials”.  The Company acknowledges and agrees that the Offering Materials are its own work product, that the Placement Agent and its affiliates may rely, without independent verification, upon the accuracy and completeness of all information furnished by the Company to the Placement Agent for use in connection with the Placement and that neither the Placement Agent nor any of its affiliates assumes any responsibility therefor.   The Offering Materials will not, as of each date the Offering Materials are delivered to a potential purchaser, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

3.        This Agreement has been duly authorized, executed and delivered by the Company.

4.        The Company’s public reports filed with the Securities and Exchange Commission (the “Commission”), and all subsequent reports (collectively, the “Exchange Act Reports”) that have been filed with the Commission or sent to stockholders, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), did not when filed, and taken as a whole and as amended to the date hereof do not as of the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Such documents, when they were filed with the Commission, conformed to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

5.          Neither the Company nor any person acting on its behalf has made any offers or sales of securities of the same or a similar class as the Securities during the six-month period ending as of the date hereof and no such offers or sales are currently being made, in each case that would be integrated with the offer and sale of the Securities pursuant to Rule 502(a) under the Securities Act.  Neither the Company nor any other person acting on its behalf will, directly or indirectly, offer or sell any securities of the same or similar class as the Securities, or take any other action, so as to cause the offer and sale of the Securities to fail to be entitled to an exemption from the registration requirements of the Securities Act.

6.          The Company shall not, directly or indirectly (except through the Placement Agent), sell or offer to sell any of the Securities or any substantially similar security during the term of the Placement Agent’s appointment.  Any sale or disposition of such Securities or similar securities during the term of such appointment will be deemed to be as if such sale or disposition were undertaken by the Placement Agent directly.

B.          Covenants of the Company. The Company covenants and agrees with the Placement Agent that:

1.          The Company (i) will not solicit offers to buy, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act, and (ii) will solicit offers for Securities only from, and will offer Securities only to, investors that it reasonably believes are institutional “accredited investors” within the meaning of Rule 501(a) under the Securities Act or “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act.  In addition, the Company will take all other necessary steps to ensure that the offering and sale of the Securities are exempt from the registration requirements of the Securities Act and in compliance with all applicable state securities laws.

2.          The Company shall extend to all prospective purchasers the opportunity, prior to the Closing Date, to ask questions of, and receive answers from, the Company concerning the Securities and the terms and conditions of the offering thereof and to obtain any information that such prospective purchasers may consider reasonably necessary in making an informed investment decision or to verify the accuracy of the information set forth in the Offering Materials, to the extent the Company possesses the same or can acquire it without unreasonable effort or expense.

3.          If any event occurs or condition exists as a result of which the Offering Materials or the information contained in the Company’s Exchange Act Reports would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Offering

Materials are delivered to a Purchaser or such filings were made, as the case may be, not misleading, or if, in the opinion of the Placement Agent or the Company, it is necessary at any time to amend or supplement the Offering Materials or file a subsequent Exchange Act Report, as the case may be, to comply with applicable law, the Company will immediately notify the Placement Agent of any such event, condition or opinion of the Company and shall prepare an amendment or supplement to the Offering Materials or Exchange Act Report, as the case may be, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Offering Materials or Exchange Act Report, as the case may be, to the Placement Agent.

4.          Neither this Agreement nor any written or oral advice rendered by the Placement Agent in connection with this Agreement or the Placement may be disclosed to any third party or circulated or referred to publicly without the prior written consent of the Placement Agent.

5.          If requested by the Placement Agent, the Company will deliver to the Placement Agent (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Placement Agent may reasonably request in connection with the verification of the foregoing Certification.

SECTION 2.  COMPENSATION/PAYMENT FOR SERVICES PERFORMED; EXPENSES.  In consideration for the Placement Agent’s services hereunder, the Company shall compensate the Placement Agent as follows:

A.          The Placement Agent will charge the Company a placement fee (the “Placement Fee”) of 6.0% of the aggregate face value of the Debentures issued by the Company from the sale of the Securities in the Placement. The Placement Fee shall be payable in immediately available funds on the Closing Date.

B.          The Company understands that a Purchaser may be interested in providing other financing for the benefit of the Company.  The Company agrees to compensate the Placement Agent in the same manner and in the same percentage as the Placement Fee provided in Section 2(A) above of the amount of any financing from such Purchaser or any affiliate of such Purchaser which, within 12 months from the closing of the Financing, may be committed to or paid to the Company, or to any other person or entity that currently is or hereafter may be affiliated with, associated with, owned by or owning, or controlled by, controlling or under common control with the Company.

C.          The Company shall, whether or not any sale of Securities is consummated, reimburse the Placement Agent for any out-of-pocket expenses incurred in connection with the Placement Agent’s obligations hereunder, including without limitation, (1) travel expenses and (2) the professional fees and expenses incurred by the Placement Agent, including reasonable fees and expenses of counsel and fees related to background checks and review, including fees for professional advice obtained in connection therewith; provided that such professional fees and expenses reimbursable under this Section 2(C) shall not exceed $100,000 in the aggregate without the Company’s prior written consent, which consent shall not be unreasonably withheld.

D.          The right of the Placement Agent to receive the fees and reimbursements set forth in this Section 2 shall survive the termination of this Agreement.

SECTION 3.          INDEMNIFICATION. The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Attachment A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

SECTION 4.          CLOSING.

A.          On each Closing Date, the Company shall deliver to the Placement Agent:

1.          A copy of each officer’s certificate delivered by the Company to a Purchaser on the Closing Date pursuant to the applicable Purchase Agreement.

2.          The opinion of counsel to the Company delivered to any Purchaser in connection with the closing contemplated by each Purchase Agreement and addressed to the Placement Agent.

3.          Copies of any other documents delivered to a Purchaser on the Closing Date as the Placement Agent may reasonably request in form reasonably satisfactory to the Placement Agent.

B.          The Purchase Agreement entered into between the Company and each of the Purchasers shall be in full force and effect.

SECTION 5.         GOVERNING LAW.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State, without regard to the conflicts of laws principles thereof. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived. Any dispute arising under this Agreement may be brought into the courts of the State of New York or into the federal court located in New York, New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of aforesaid courts. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by delivering a copy thereof via overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. This paragraph shall survive any termination of this Agreement, in whole or in part.

SECTION 6.         PATRIOT ACT COMPLIANCE.   The Placement Agent hereby notifies the Company that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), the Placement Agent is required to obtain, verify and record information that identifies the Company, which information includes the name and address of the Company and other information that will allow the Placement Agent to identify the Company in accordance with the Patriot Act.  In that connection, the Placement Agent may also request corporate formation documents, or other forms of identification, to verify information provided.

SECTION 7.     TERMINATION.   The Placement Agent’s services hereunder may be terminated with or without cause by either the Company or the Placement Agent at any time and without liability or continuing obligation to the Placement Agent or the Company, except (a) for any compensation earned or expenses incurred by the Placement Agent in connection with this Agreement to the date of termination, and (b) for the Placement Agent’s right to fees pursuant to this Agreement for any private placement of any securities substantially similar to the Securities effected within one (1) year of such termination of this Agreement with investors introduced to the Company during the term of this Agreement, and solely to the extent there has been no closing of the Placement prior to the termination of this Agreement.

SECTION 8.          MISCELLANEOUS.

A.          If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Placement Agent and the Company. The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery of the Securities. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.

B.          The Placement Agent is being retained to serve as placement agent solely to the Company, and it is agreed that the engagement of the Placement Agent is not, and shall not be deemed to be, on behalf of, and is not intended to, and will not, confer rights or benefits upon any shareholder or creditor of the Company or upon any other person or entity.  No one other than the Company is authorized to rely upon this engagement of the Placement Agent or any statements, conduct or advice of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this engagement.  All opinions, advice or other assistance (whether written or oral) given by the Placement Agent in connection with this engagement are intended solely for the benefit and use of the Company and will be treated by the Company as confidential, and no opinion, advice or other assistance of the Placement Agent shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public or other references to the Placement Agent (or to such opinions, advice or other assistance) be made without the express prior written consent of the Placement Agent.  The Company covenants and agrees that it will include a provision in the Purchase Agreement whereby each Purchase a party thereto shall: (a) disclaim any reliance upon the Placement Agent or its officers, directors, employees, attorneys or affiliates with respect to the negotiation, execution or performance of such Purchase Agreement or any representation or warranty made in, in connection with, or as an inducement to such Purchase Agreement; (b) agree that all claims, obligations, liabilities, demands or causes of action that may be based upon, arise under or relate to the Purchase Agreement or its negotiation, execution or performance may be made only against the Company; (c) waive and release all liabilities, claims, demands, causes of action and obligations against the Placement Agent or its officers, directors, employees, attorneys or affiliates in connection with the Purchase Agreement and any transaction contemplated thereby; and (d) agree that the Placement Agent will be a third party beneficiary of such provision.

C.          The Company agrees that, following the closing or consummation of a Financing, the Placement Agent has the right to place an announcement on its website and/or advertisements in financial and other newspapers and journals at its own expense, describing its services to the Company and a general description of the Financing. In addition, the Company agrees to include in any press release or public announcement announcing a Financing a reference to the Placement Agent’s role as placement agent to the Company with respect to such Financing, provided that the Company will submit a copy of any such press release or public announcement to the Placement Agent for its prior approval, which approval shall not be unreasonably withheld or delayed.

D.          The Company represents and warrants that there are no brokers, representatives or other persons that have an interest in any compensation due to the Placement Agent from any transaction contemplated herein.  The Company acknowledges and agrees that the Placement Agent is a full-service securities firm which may be engaged at various times, either directly or through its affiliates, in various activities including, without limitation, securities trading, investment management, financing and brokerage activities and financial advisory services for companies, governments and individuals.  In the ordinary course of these activities, which may conflict with the interests of the Company, the Placement Agent and its affiliates from time-to-time may: (i) effect transactions for its own account or the accounts of its clients and hold long or short positions in debt or equity securities or other financial instruments (or related derivative instruments) of the Company or other parties which may be the subject of this engagement or any transaction contemplated hereby; (ii) have had confidential discussions with, and provided information to, clients, potential clients, financial investors or other parties in the Company’s industry (including competitors) regarding various market and strategic matters (including potential strategic alternatives or transactions that may involve the Company); and/or (iii) have performed, or sought to perform, various investment banking, financial advisory or other services for clients who may have conflicting interests with respect to the Company.

If the foregoing correctly sets forth the entire understanding and agreement between the Placement Agent and the Company, please so indicate in the space provided for that purpose below and return an executed copy to us, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

BIONANO GENOMICS, INC.

By:	/s/ R. Erik Holmlin
Name:	R. Erik Holmlin
Title:	President and CEO

ATTACHMENT A

INDEMNIFICATION, CONTRIBUTION AND
LIMITATION OF LIABILITY PROVISIONS

In the event that Canaccord Genuity LLC or any of its affiliates (“Canaccord Genuity”), the respective shareholders, directors, officers, agents or employees of Canaccord Genuity, or any other person controlling Canaccord Genuity (collectively, together with Canaccord Genuity, “Indemnified Persons”) becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, including stockholders of Bionano Genomics, Inc. (the “Company”), in connection with or as a result of the engagement contemplated by the letter agreement to which this Attachment A is attached (the “engagement”), the Company will reimburse such Indemnified Person for its legal and other expenses (including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) incurred in connection therewith as such expenses are incurred; provided, however, that if it is finally determined by a court or arbitral tribunal in any such action, claim, suit, investigation or proceeding that any loss, claim damage or liability of Canaccord Genuity or any other Indemnified Person has resulted primarily and directly from the gross negligence or willful misconduct of Canaccord Genuity in performing the services that are the subject of the engagement, then Canaccord Genuity will repay such portion of reimbursed amounts that is attributable to expenses incurred in relation to the act or omission of Canaccord Genuity or any other Indemnified Person which is the subject of such determination. The Company will also indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, “Losses”) related to or arising out of the engagement, except to the extent any such Losses are finally determined by a court or arbitral tribunal to have resulted primarily and directly from the willful misconduct or gross negligence of Canaccord Genuity in performing the services that are the subject of the engagement.

If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless (except by reason of the gross negligence or willful misconduct of Canaccord Genuity), the Company and Canaccord Genuity shall contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by the Company, on the one hand, and by Canaccord Genuity, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Canaccord Genuity on the other hand; provided, however, that in no event shall the amounts to be contributed by Canaccord Genuity exceed the fees actually received by Canaccord Genuity in the engagement. Relative benefits to the Company, on the one hand, and Canaccord Genuity, on the other hand, shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders, as the case may be, pursuant to the transaction(s), whether or not consummated, contemplated by the engagement, bears to (ii) all fees actually received by Canaccord Genuity in the engagement.

The Company also agrees that neither Canaccord Genuity nor any other Indemnified Person shall have any liability to the Company or any person asserting claims on behalf or in right of the Company in connection with or as a result of the engagement or any matter referred to in the engagement, except to the extent that any Losses incurred by the Company are finally determined by a court or arbitral tribunal to have resulted primarily and directly from the willful misconduct or gross negligence of Canaccord Genuity in performing the services that are the subject of the engagement. In no event shall Canaccord Genuity or any other Indemnified Person be responsible for any indirect, special or consequential damages, even if advised of the possibility thereof.

In the event that an Indemnified Person is requested or required to appear as a witness in any action brought by or on behalf of or against the Company relating to the engagement in which such Indemnified Person is not named as a defendant, the Company agrees to promptly reimburse Canaccord on a monthly basis for all expenses incurred by it in connection with such Indemnified Person’s appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

The Company’s obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. The letter to which this Attachment A is attached, including this Attachment A, and any other agreements relating to the engagement shall be governed by and construed in accordance with the laws of the State of New York, applicable to contracts made and to be performed therein and, in connection therewith, the parties hereto consent to the exclusive jurisdiction of the state and federal courts of the State of New York, located in Manhattan. Notwithstanding the foregoing, solely for purposes of enforcing the Company’s obligations hereunder, the Company consents to personal jurisdiction, service and venue in any court proceeding in which any claim subject to this Attachment A is brought by or against any Indemnified Person. CANACCORD GENUITY HEREBY AGREES, AND THE COMPANY HEREBY AGREES ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT OR CANACCORD GENUITY’S PERFORMANCE OF SERVICES THAT ARE THE SUBJECT THEREOF.

The provisions of this Attachment A shall apply to the engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the engagement. If any term, provision, covenant or restriction herein is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.